UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) October 1, 2008
NABORS INDUSTRIES LTD.
(Exact name of registrant as specified in its charter)

Bermuda	001-32657	98-0363970
(State or Other	(Commission File Number)	(I.R.S. Employer
Jurisdiction of		Identification No.)
Incorporation)

Mintflower Place
8 Par-La-Ville Road
Hamilton, HM08
Bermuda	N/A
(Address of principal executive offices)	(Zip Code)
(441) 292-1510
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.
In a press release issued on October 1, 2008, Nabors Industries Ltd. announced that, notwithstanding higher than expected Adjusted Income Derived from Operating Activities (operating income) for the third quarter of 2008, it will incur significant charges in its Investment Income and Other Expense items as well as a tax rate adjustment for an expected higher full-year effective tax rate, all of which will adversely impact Net Income and Earnings Per Share. The aggregate impact is expected to approximate $0.18 per diluted share which will be slightly offset by a $0.01 per diluted share gain resulting from a lower share count. This should result in reported quarterly earnings of between $0.65 and $0.68 per diluted share. A copy of the press release is attached hereto as Exhibit 99.1, is incorporated herein by reference, and is hereby filed.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Document Description

99.1	Press Release issued by Nabors Industries Ltd. on October 1, 2008.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NABORS INDUSTRIES LTD.
Date: October 3, 2008	By:	/s/ Mark Andrews
Mark Andrews
Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued by Nabors Industries Ltd. on October 1, 2008.